UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2018

REVANCE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36297	75-0551645
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Revance Therapeutics, Inc.
7555 Gateway Boulevard
Newark, California 94560
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 742-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
In connection with the departure of the former Chief Financial Officer of Revance Therapeutics, Inc. (the “Company”), as previously reported, the Company has initiated a search for its next Chief Financial Officer. Pending the appointment of the Chief Financial Officer, on June 20, 2018, the Board of Directors appointed Cyril Allouche, the Company’s current Head of Finance and Corporate Controller, to serve as the Company’s principal financial officer and principal accounting officer on an interim basis effective as of June 20, 2018.
Mr. Allouche, age 46, joined the Company in October 2016 as Corporate Controller and Senior Director. Prior to joining the Company, Mr. Allouche was Corporate Controller and Senior Director at CareDx, Inc., a global molecular diagnostics company focused on transplant patients, from November 2014 to October 2016, and Controller of the Concentrix Segment and Senior Director at SYNNEX Corporation, a global IT design-to-distribution business process services company, from June 2011 to November 2014. Previously, Mr. Allouche spent 11 years at PriceWaterhouseCoopers, working both in the Audit and Transaction Service Departments. Mr. Allouche is an active CPA in the State of California and holds a B.S.B.A. and M.B.A. from Université Paris - Val-de-Marne (Paris XII) and a master’s degree in Accounting and Systems from the University of Georgia.
In connection with his appointment, Mr. Allouche will receive an annual base salary of $265,000 and his target annual bonus for fiscal year 2018 will be 30% of his annual salary. On June 20, 2018, Mr. Allouche was granted awards consisting of a stock option to purchase 9,500 shares of the Company’s common stock and 250 shares of restricted Company common stock. Mr. Allouche's options will vest monthly over a period of four years and his restricted stock will vest over a period of three years starting July 15, 2018, with 33% vesting on the annual anniversary. These awards are subject to the terms and conditions of the Company's 2014 Equity Incentive Plan, as adopted by the Company’s Board of Directors on January 22, 2014. The exercise price of the options will be the closing price of the Company’s common stock on the NASDAQ Global Market on the date of grant. As an officer of the Company, Mr. Allouche will be eligible for severance under the Company’s Executive Severance Benefit Plan, as amended. There is no arrangement or understanding between Mr. Allouche and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Allouche and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Allouche has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2018	Revance Therapeutics, Inc.

	By:	/s/ Caryn McDowell
Caryn McDowell
Senior Vice President, General Counsel & Corporate Secretary